Exhibit 21.1


                               Subsidiaries of POI and Monitoring


                                      Subsidiaries of POI

                              Centennial Security Holdings, Inc. (Delaware
                               Centennial Security, Inc. (Delaware)
                          Protection One Alarm Monitoring, Inc. (Delaware)
                                  Westar Security, Inc. (Kansas)
                                     WestSec, Inc. (Kansas)


                                    Subsidiaries of Monitoring

                                              None
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